IMMEDIATE NEWS RELEASE

Schmitt Announces Second Quarter Fiscal 2022 Operating Results

January 14, 2022	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the fiscal quarter ended November 30, 2021. The operating results for the three and six months ended November 30, 2021 and 2020 include financial results from Schmitt’s July 9, 2020 acquisition of Ample Hills Creamery (“Ample Hills”).

Highlights of the three and six months ended November 30, 2021

•	Consolidated revenues increased $932,253, or 45.9%, to $2,961,965 for the three months ended November 30, 2021, as compared to $2,029,712 for the three months ended November 30, 2020. Consolidated revenues increased $3,183,943, or 90.0%, to $6,721,140 for the six months ended November 30, 2021, as compared to $3,537,197 for the six months ended November 30, 2020.

•	Ice Cream Segment revenue increased $820,627, or 70.8%, to $1,979,616 for the three months ended November 30, 2021, as compared to $1,158,989, for the three months ended November 30, 2020. Ice Cream Segment revenue increased $3,274,962, or 197.2%, to $4,935,371 for the six months ended November 30, 2021, as compared to $1,660,409 for the six months ended November 30, 2020. The increase was primarily due to the inclusion of Ice Cream Segment revenue for the entire six months ended November 30, 2021 versus partial inclusion for the six months ended November 30, 2020, as the acquisition of Ample Hills occurred on July 9, 2020. In addition, the Company opened an additional retail location on May 28, 2021.

•	Measurement Segment revenue increased $111,626, or 12.8%, to $982,349 for the three months ended November 30, 2021, as compared to $870,723 for the three months ended November 30, 2020. Measurement Segment revenue decreased $91,019, or 4.8%, to $1,785,769 for the six months ended November 30, 2021, as compared to $1,876,788 for the six months ended November 30, 2020. For the three months ended November 30, 2021, the increase is primarily driven by an increase in Acuity and Xact product revenue of $119,208 and $25,638, respectively, offset by a decrease in Xact monitoring revenue of $28,625, or 6.8%.

•	Gross margin increased to 54.2% for the three months ended November 30, 2021, as compared to the three months ended November 30, 2020 of 47.4%. Gross margin increased to 59.7%, for the six months ended November 30, 2021, as compared to the six months ended November 30, 2020 of 44.4%. The Company’s gross margin was driven by improved performance in the Ice Cream Segment due to higher factory utilization and production efficiencies, as well as a product mix shift in Measurement Segment.

•	Operating expenses increased $1,058,077, or 34.0%, to $4,167,470 for the three months ended November 30, 2021, as compared to $3,109,393 for the three months ended November 30, 2020. Operating expenses increased $2,968,692, or 55.6%, to $8,307,421 for the six months ended November 30, 2021, as compared to $5,338,729 for the six months ended November 30, 2020. The increase was primarily due to the inclusion of the Ample Hills business, acquired in July 2020, and includes approximately $350,000 in non-recurring costs.

•	On November 10, 2021, the Company closed on the sale of its building located at 2451 NW 28th Avenue, Portland, OR 97210 for $5,100,000 with net proceeds of $4,723,346. The Company recorded a gain on sale of property equipment totaling $4,598,095 on its consolidated statement of operations.

Net income was $2,187,912, or $0.57, per fully diluted share, for the three months ended November 30, 2021, as compared to net loss of ($2,366,469), or ($0.63), per fully diluted share, for the three months ended November 30, 2020. Net income was $1,142,873, or $0.30, per fully diluted share, for the six months ended November 30, 2021, as compared to net loss of ($2,215,810), or ($0.59), per fully diluted share, for the six months ended November 30, 2020.

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

•	The Company finished the quarter ended November 30, 2021 with $4,572,774 in cash, as compared to $4,032,690 for the year ended May 31, 2021.

•	On November 12, 2021, the Company signed a retail lease agreement in conjunction with its plans to open a new location in New York’s Upper West Side. The store is scheduled to open in the spring of 2022.

Michael Zapata, Schmitt’s Chairman and Chief Executive Officer, commented, “We continue to make progress on our Schmitt business lines with increased revenue growth and the launching of new products for both Acuity and Xact. For Ample Hills, we enter the planning season with a focus on plans for an exciting 2022, where we expect continued expansion for our retail and wholesale segment. As a starting point, we were pleased to sign the lease for an iconic Upper West Side location in New York with an expected store opening in the Spring of 2022. We are also expanding wholesale and are excited to now be carried in New York’s D’Agostino’s and Gristedes locations as well as Central Market locations in Texas. These focused expansions allow us to further serve our communities as we share Ample Hills joy with our neighborhoods.

“For our SMS business lines the new product launches by Acuity and Xact combined with a stronger customer environment is showing a positive impact on revenue. This is an important year for both business lines with a focus on revenue generation and cost management. From a cash management perspective, we had roughly $350k in one-time costs this quarter from continued spending for our financial and IT system support structures. For funding future growth, we were pleased to complete the $5.1m sale of the 28th Street building that was previously used by the balancer business that we sold in 2019. We are also currently exploring the sale/leaseback for our Nicolai Street building.”

Summary data for the three months November 30, 2021 and November 30, 2020

	Three Months Ended
	November 30,				Change
	2021		2020		$	%
Net sales	$2,961,965	100%	$2,029,712	100.0%	$932,253	45.9%
Gross margin	54.2%	—	47.4%	—	—	—
Operating expenses	$4,167,470	140.7%	$3,109,393	153.2%	$1,058,077	34.0%
Net income (loss)	$2,187,912	73.9%	$(2,366,469)	(116.6%)	$4,554,381	192.5%
Net income (loss) per common share, diluted	$0.57		$(0.63)	—	$—	—

Summary data for the six months November 30, 2021 and November 30, 2020

	Six Months Ended
	November 30,				Change
	2021		2020		$	%
Net sales	$6,721,140	100.0%	$3,537,197	100.0%	$3,183,943	90.0%
Gross margin	59.7%	—	44.4%	—	—	—
Operating expenses	$8,307,421	123.6%	$5,338,729	150.9%	$2,968,692	55.6%
Net income (loss)	$1,142,873	17.0%	$(2,215,810)	(62.6%)	$3,358,683	151.6%
Net income (loss) per common share, diluted	$0.30	—	$(0.59)	—	$—	—

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

Reconciliation of Adjusted EBITDA for the Three Months Ended November 30, 2021 and 2020

	Three Months Ended November 30,
	2021	2020
Income (loss) before income taxes	$2,190,687	$(2,364,832)
Depreciation and amortization	145,118	100,724
EBITDA	$2,335,805	$(2,264,108)

Adjusted for:
Gain on sale of property and equipment	(4,598,095)	—
Adjustment to bargain purchase gain	—	82,103
Stock-based compensation	42,442	68,549
Income from discontinued product line	—	(18,852)
Adjusted EBITDA	$(2,219,848)	$(2,132,308)

Reconciliation of Adjusted EBITDA for the Six Months Ended November 30, 2021 and 2020

	Six Months Ended November 30,
	2021	2020
Income (loss) before income taxes	$1,149,223	$(2,618,840)
Depreciation and amortization	294,597	187,114
EBITDA	$1,443,820	$(2,431,726)

Adjusted for:
Gain on sale of property and equipment	(4,598,095)	—
Bargain purchase gain	—	(1,189,512)
Stock-based compensation	69,369	251,371
Income from discontinued product line	—	(57,139)
Transaction fees and reorganization expenses	—	125,167
Adjusted EBITDA	$(3,084,906)	$(3,301,839)

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

Reconciliation of Adjusted Net income (Loss) and Non-GAAP EPS for the Three Months Ended November 30, 2021 and 2020:

	Three Months Ended November 30,
	2021	2020
Net income (loss)	$2,187,912	$(2,366,469)
Adjusted for:
Gain on sale of property and equipment	(4,598,095)	—
Adjustment to bargain purchase gain	—	82,103
Stock-based compensation	42,442	68,549
Income from discontinued product line	—	(18,852)
Tax effect of adjustments	(1,138,913)	32,950
Adjusted loss (Non-GAAP)	$(3,506,654)	(2,201,719)
Non-GAAP loss per fully diluted share	$(0.92)	$(0.59)

Reconciliation of Adjusted Net Income (Loss) and Non-GAAP EPS for the Six Months Ended November 30, 2021 and 2020:

	Six Months Ended November 30,
	2021	2020
Net income (loss)	$1,142,873	$(2,215,810)
Adjusted for:
Gain on sale of property and equipment	(4,598,095)	—
Bargain purchase gain	—	(1,189,512)
Transaction fees and re-organization expenses	—	125,167
Stock-based compensation	69,369	251,371
Income from discontinued product line	—	(57,139)
Tax effect of adjustments	(1,132,182)	(217,528)
Adjusted loss (Non-GAAP)	$(4,518,035)	$(3,303,451)
Non-GAAP loss per fully diluted share	$(1.18)	$(0.88)

Use of Non-GAAP Financial Measures by Schmitt Industries

This release presents the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted net loss (Non-GAAP)”, and “Non-GAAP loss per fully diluted share.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company presents adjusted EBITDA after excluding the bargain purchase gain related to the Ample Hills acquisition, related transaction and re-organization expenses, income from discontinued product line and stock-based compensation.

About Schmitt Industries

Schmitt is a holding company owning subsidiaries engaged in diverse business activities. The Company was originally incorporated under the laws of British Columbia, Canada, in 1984 and was reincorporated under the laws of the State of Oregon in 1995. Schmitt’s operating businesses include propane tank monitoring solutions, precision measurement solutions and ice cream production and distribution. The Company operates as two reportable segments: the Measurement Segment (“SMS”) and the Ice Cream Segment, which is comprised of Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, President and CEO Philip Bosco, CFO and Treasurer (503) 227-7908 or visit our website at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST • PORTLAND, OREGON 97210 • 503/227-7908 • 503/223-1258